Exhibit 99.1

The Habit Restaurants, Inc. Announces Third Quarter 2016 Financial Results

IRVINE, CA, November 2, 2016 – The Habit Restaurants, Inc. (NASDAQ: HABT) (“The Habit” or the “Company”), today announced financial results for its third quarter ended September 27, 2016.

Highlights for the third quarter ended September 27, 2016:

•	Total revenue increased 22.6% to $71.9 million compared to $58.6 million in the third quarter of 2015.
•	Company-operated comparable restaurant sales increased 0.2% as compared to the third quarter of 2015.
•	Net income was $0.8 million, or $0.04 per diluted weighted average share compared to $0.9 million, or $0.07 per diluted weighted average share in the third quarter of 2015.
•

Adjusted fully distributed pro forma net income(1) was $1.4 million, or $0.05 per fully distributed weighted average share compared with $1.7 million, or $0.06 per fully distributed weighted average share for the third quarter of 2015.

•	Adjusted EBITDA(1) was $7.4 million compared to $6.8 million for the third quarter of 2015.
•

The Company opened six new company-operated restaurants and two franchised restaurants during the third quarter and, as of September 27, 2016, had 152 company-operated locations and eight franchised/licensed locations (excluding the five licensed locations in Santa Barbara County, California) for a system-wide total of 160 locations.

(1)

Adjusted fully distributed pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures,” included herein.

“We are pleased with our results this quarter, which included our 51st consecutive quarter of positive comparable restaurant sales.  We feel that this is a significant accomplishment in light of a challenging quarter for the industry, in addition to lapping a two year stacked same store comparison of over 19% which consists of 2.9% and 16.2% comparable restaurant sales growth in the third quarter of 2015 and the third quarter of 2014, respectively. We believe our success is attributable to our long-standing strategy of providing a differentiated high-quality fast-casual experience at a tremendous every day value.  While our underlying operating discipline is the foundation of our continued success, the third quarter also included several successful marketing and culinary initiatives,” said Russ Bendel, President and Chief Executive Officer of The Habit Restaurants, Inc. “We opened six new company-operated Habit Burger Grills during the quarter. These openings included one on the East Coast – in Teterboro, New Jersey, one in Arizona and four in California. In addition, we opened two franchise locations, one in Washington and one in Nevada.”

Third Quarter 2016 Financial Results Compared to Third Quarter 2015

Total revenue was $71.9 million in the third quarter of 2016, compared to $58.6 million in the third quarter of 2015.

Company-operated comparable restaurant sales increased 0.2% for the quarter ended September 27, 2016. The increase in company-operated comparable restaurant sales was driven primarily by a 2.6% increase in average transaction amount partially offset by a 2.4% decrease in transactions.

Net income for the third quarter of 2016 was $0.8 million, or $0.04 per diluted weighted average share compared to $0.9 million, or $0.07 per diluted weighted average share in the third quarter of 2015.

Adjusted fully distributed pro forma net income in the third quarter of 2016 was $1.4 million, or $0.05 per fully distributed weighted average share, compared to $1.7 million, or $0.06 per fully distributed weighted average share, in the third quarter of 2015. A reconciliation between GAAP net income and adjusted fully distributed pro forma net income is included in the accompanying financial data.

2016 Outlook

The Company currently anticipates the following for its fiscal year 2016:

•	Total revenue between $283 million to $284 million;
•	Company-operated comparable restaurant sales growth of approximately 2.0%;
•	The opening of 26 to 28 company-operated restaurants and five to seven franchised/licensed restaurants;
•	Restaurant contribution margin of 20.6% to 20.9%;
•	General and administrative expenses of $28.8 million to $29.1 million;
•	Depreciation and amortization expense of approximately $15.0 million;
•	Capital expenditures of $33.0 million to $35.0 million; and
•

An effective pro forma tax rate of approximately 42.0%, which assumes the conversion of all common units of The Habit Restaurants, LLC for shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock), which would eliminate the non-controlling interests.

2017 Outlook

The Company currently expects to open 31 to 33 company-operated restaurants in fiscal year 2017.

Conference Call

The Company will host a conference call to discuss financial results for the third quarter 2016 today at 5:00 PM Eastern Time. Russ Bendel, President and Chief Executive Officer, and Ira Fils, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing (855) 327-6837 or for international callers by dialing (778) 327-3988. A replay will be available after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 10001943. The replay will be available until Wednesday, November 9, 2016. The conference call will also be webcast live from the Company’s corporate website at ir.habitburger.com under the “Events” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales in our comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

Average Unit Volumes (AUVs) are calculated by dividing revenue for the trailing 52-week period for all company-operated restaurants that have operated for 12 full periods by the total number of restaurants open for such period.

Adjusted fully distributed pro forma net income includes net income attributable to The Habit (i) excluding income tax expense, (ii) excluding the effect of non-recurring items, (iii) assuming the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock), which results in the elimination of non-controlling interests in The Habit Restaurants, LLC, and (iv) reflecting an adjustment for income tax expense on fully distributed pro forma net income before income taxes at our estimated long term effective income tax rate. Adjusted fully distributed pro forma net income is a non-GAAP financial measure because it represents net income attributable to The Habit, before non-recurring items and the effects of non-controlling interests in The Habit Restaurants, LLC. We use adjusted fully distributed pro forma net income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone and eliminates the variability of non-controlling interests as a result of member owner exchanges of common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock).

Adjusted fully distributed pro forma net income per fully distributed weighted average share is calculated using adjusted fully distributed pro forma net income as defined above and assumes the exchange of all common units of The Habit Restaurants, LLC into shares of our Class A common stock (and cancellation of corresponding shares of our Class B common stock).

EBITDA, a non-GAAP measure, represents net income before interest expense, net, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, represents EBITDA plus pre-opening costs, stock-based compensation, loss on disposal of assets, and offering and exchange related expenses.

About The Habit Restaurants, Inc.

The Habit Burger Grill is a fast casual restaurant concept that specializes in preparing fresh, made-to-order char-grilled burgers and sandwiches featuring USDA choice tri-tip steak, grilled chicken and sushi-grade albacore tuna cooked over an open flame. The first Habit opened in Santa Barbara, California in 1969. The Habit has since grown to over 160 restaurants in 15 markets throughout California, Arizona, Utah, New Jersey, Florida, Idaho, Virginia, Nevada, Washington and Maryland.

Contacts

Investors:

(949) 943-8692

HabitIR@habitburger.com

Media:

(949) 943-8691

Media@habitburger.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 29, 2015, including the sections thereof captioned “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” These filings and others are available online at www.sec.gov, ir.habitburger.com or upon request from The Habit.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures, including those discussed above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, when analyzing the Company’s operating performance, investors should not consider adjusted earnings per fully distributed weighted average share or adjusted fully distributed pro forma net income in isolation or as substitutes for net income (loss), cash flows from operating activities or other operation statement or cash flow statement data prepared in accordance with U.S. GAAP. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Consolidated Statement of Operations Data (unaudited):

Our operating results are presented as a percentage of total revenue, with the exception of restaurant operating costs, depreciation and amortization expense, pre-opening costs and loss on disposal of assets, which are presented as a percentage of restaurant revenue.

	13 Weeks Ended				39 Weeks Ended
(amounts in thousands except share and per share data)	September 27, 2016		September 29, 2015		September 27, 2016		September 29, 2015
Revenue
Restaurant revenue	$71,650	99.7%	$58,514	99.8%	$209,416	99.7%	$169,796	99.9%
Franchise/license revenue	235	0.3%	134	0.2%	542	0.3%	165	0.1%
Total revenue	71,885	100.0%	58,648	100.0%	209,958	100.0%	169,961	100.0%
Operating expenses
Restaurant operating costs (excluding depreciation and amortization)
Food and paper costs	21,788	30.4%	18,725	32.0%	63,040	30.1%	54,754	32.2%
Labor and related expenses	23,727	33.1%	18,292	31.3%	68,040	32.5%	51,666	30.4%
Occupancy and other operating expenses	11,994	16.7%	9,117	15.6%	33,822	16.2%	25,722	15.1%
General and administrative expenses	7,429	10.3%	6,104	10.4%	21,555	10.3%	17,026	10.0%
Offering and exchange related expenses	61	0.1%	83	0.1%	421	0.2%	1,217	0.7%
Depreciation and amortization expense	3,788	5.3%	2,836	4.8%	10,779	5.1%	8,163	4.8%
Pre-opening costs	569	0.8%	635	1.1%	1,361	0.6%	1,342	0.8%
Loss on disposal of assets	35	0.0%	25	0.0%	110	0.1%	58	0.0%
Total operating expenses	69,391	96.5%	55,817	95.2%	199,128	94.8%	159,948	94.1%
Income from operations	2,494	3.5%	2,831	4.8%	10,830	5.2%	10,013	5.9%
Other expenses
Interest expense, net	179	0.2%	110	0.2%	456	0.2%	342	0.2%
Income before income taxes	2,315	3.2%	2,721	4.6%	10,374	4.9%	9,671	5.7%
Provision for income taxes	869	1.2%	522	0.9%	3,038	1.4%	2,089	1.2%
Net income	1,446	2.0%	2,199	3.7%	7,336	3.5%	7,582	4.5%
Less: net income attributable to non-controlling interests	(677)	-0.9%	(1,281)	-2.2%	(3,996)	-1.9%	(5,304)	-3.1%
Net income attributable to The Habit Restaurants, Inc.	$769	1.1%	$918	1.6%	$3,340	1.6%	$2,278	1.3%
Net income attributable to The Habit Restaurants, Inc. per share Class A common stock:
Basic	$0.04		$0.07		$0.20		$0.19
Diluted	$0.04		$0.07		$0.20		$0.19
Weighted average shares of Class A common stock outstanding:
Basic	18,349,845		13,759,754		16,352,481		12,006,932
Diluted	18,354,218		13,762,934		16,357,724		12,013,810

Selected Balance Sheet and Selected Operating Data (unaudited):

Balance Sheet Data	September 27, 2016	December 29, 2015
(dollar amounts in thousands)
Balance Sheet Data-Consolidated (at period end):
Cash and cash equivalents	$50,374	$46,991
Property and equipment, net(a)	97,973	81,524
Total assets	322,373	256,711
Total debt(b)	6,049	2,436
Total stockholders' equity	141,933	131,932

(a)	Property and equipment, net consists of property owned or leased, net of accumulated depreciation and amortization.
(b)	Total debt consists of deemed landlord financing.

	13 Weeks Ended
Selected Operating Data	September 27, 2016	September 29, 2015
Other Operating Data:
Total restaurants at end of period	160	128
Company-operated restaurants at end of period	152	124
Company-operated comparable restaurant sales growth(a)	0.2%	2.9%
Company-operated average unit volumes	$1,911	$1,924

	39 Weeks Ended
Selected Operating Data	September 27, 2016	September 29, 2015
Other Operating Data:
Company-operated comparable restaurant sales growth(a)	2.0%	7.6%

(a)

Company-operated comparable restaurant sales growth reflects the change in year-over-year sales for the company-operated comparable restaurant base. A restaurant enters our comparable restaurant base in the accounting period following its 18th full period of operations.

The following table includes a reconciliation of net income to adjusted EBITDA:

	13 Weeks Ended		39 Weeks Ended
Adjusted EBITDA Reconciliation	September 27, 2016	September 29, 2015	September 27, 2016	September 29, 2015
(amounts in thousands)
Net income	$1,446	$2,199	$7,336	$7,582
Non-GAAP adjustments:
Provision for income taxes	869	522	3,038	2,089
Interest expense, net	179	110	456	342
Depreciation and amortization	3,788	2,836	10,779	8,163
EBITDA	6,282	5,667	21,609	18,176
Stock-based compensation expense(a)	499	342	1,366	852
Loss on disposal of assets(b)	35	25	110	58
Pre-opening costs(c)	569	635	1,361	1,342
Offering and exchange related expenses(d)	61	83	421	1,217
Adjusted EBITDA	$7,446	$6,752	$24,867	$21,645

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacements or write-off of leasehold improvements or equipment.
(c)

Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include net occupancy costs incurred between the date of possession and opening date of our restaurants.

(d)

Beginning in 2016, this category includes costs associated with the exchange of LLC Units into shares of Class A common stock by members of The Habit Restaurants, LLC (the “Continuing LLC Owners”) pursuant to its Amended and Restated Limited Liability Company Agreement, dated as of April 5, 2015, as amended on May 16, 2016 (as amended, the “LLC Agreement”). There were no such exchanges or costs incurred in the comparable 2015 periods.

The following is a reconciliation of GAAP net income and net income per share to adjusted fully distributed pro forma net income and adjusted fully distributed pro forma net income per share:

	13 Weeks Ended		39 Weeks Ended
(dollar amounts in thousands)	September 27, 2016	September 29, 2015	September 27, 2016	September 29, 2015
Net income	$1,446	$2,199	$7,336	$7,582
Offering and exchange related expenses(a)	61	83	421	1,217
Income tax expense as reported	869	522	3,038	2,089
Fully distributed pro forma net income before income taxes	2,376	2,804	10,795	10,888
Income tax expense on fully distributed pro forma income before income taxes(b)	1,012	1,153	4,534	4,663
Adjusted fully distributed pro forma net income	$1,364	$1,651	$6,261	$6,225
Adjusted fully distributed pro forma net income per share of Class A common stock:
Basic	$0.05	$0.06	$0.24	$0.24
Diluted	$0.05	$0.06	$0.24	$0.24
Weighted average shares of Class A common stock outstanding used in computing adjusted fully distributed pro forma net income(c):
Basic	26,005,346	26,001,236	26,004,527	26,002,137
Diluted	26,009,719	26,004,416	26,009,770	26,009,015

(a)

Beginning in 2016, this category includes costs associated with the exchange of LLC Units to Class A common stock by the Continuing LLC Owners pursuant to the LLC Agreement. There were no such exchanges or costs incurred in the comparable 2015 periods.

(b)

Reflects income tax expense at an effective rate of 42.0% and 42.8% for the 39 weeks ended September 27, 2016 and September 29, 2015, respectively, on income before income taxes assuming the conversion of all outstanding common units of The Habit Restaurants, LLC (“LLC Units”) for shares of Class A common stock (with a corresponding cancellation of shares of our Class B common stock). The estimated tax rate includes provisions for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state and local jurisdiction and excludes the impact to the rate of follow-on offering costs.

(c)

For all periods presented, represents the total number of shares of Class A common stock outstanding including all outstanding LLC Units of The Habit Restaurants, LLC as if they were exchanged on a one-for-one basis for the Company’s Class A common stock (with a corresponding cancellation of shares of our Class B common stock). Diluted earnings per share gives effect during the reporting period to all dilutive potential shares outstanding resulting from employee stock-based awards using the treasury method.